Exhibit C

Set forth below is the name, citizenship, address, position and present principal occupation of each of the directors and executive officers of Zatpack, Inc., an international business company organized under the laws of the British Virgin Islands ("Zatpack"). The address of the principal business and principal office of Zatpack is 2550 El Presidio Street, Long Beach, California 90810.

Name                 Citizenship      Residence or Business         Principal Occupation
                                      Address

Peter Zuellig        Philippines      The Zuellig Group             Director of
(Director)                            13F, Shui On Centre, No.      Interpacific Holding
                                      6-8                           Limited
                                      Harbour Road,
                                      Wan Chai
                                      Hong Kong, SAR, PRC

David Zuellig        Philippines      The Zuellig Group             Director and CEO of
(Director)                            13F, Shui On Centre, No.      Golden Eight Holdings
                                      6-8                           Limited
                                      Harbour Road,
                                      Wan Chai
                                      Hong Kong, SAR, PRC

Daniel Zuellig       Philippines      The Zuellig Group             Director and CEO of
(Director)                            13F, Shui On Centre, No.      Interocean Holdings
                                      6-8                           Group (BVI) Limited
                                      Harbour Road,
                                      Wan Chai
                                      Hong Kong, SAR, PRC

Thomas               Philippines      The Zuellig Group             Director of Interocean
Zuellig                               13F, Shui On Centre, No.      Holdings Group (BVI)
(Director)                            6-8                           Limited and Gold Coin
                                      Harbour Road,                 Management Holdings
                                      Wan Chai                      Limited
                                      Hong Kong, SAR, PRC

Peter Zuellig        Philippines      The Zuellig Group             Director of
(President,                           13F, Shui On Centre, No.      Interpacific Holding
Treasurer and                         6-8                           Limited
Secretary)                            Harbour Road,
                                      Wan Chai
                                      Hong Kong, SAR, PRC

David Turner         United           1055 West Hastings Street     CEO of BIRC Corporation
(Director)           Kingdom          14th Floor
                                      Vancouver, British
                                      Columbia
                                      V6E2E9
                                      Canada